Exhibit 10.13

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

GPEx®-DERIVED CELL LINE SALE AGREEMENT

This GPEx®-Derived Cell Line Sale Agreement (this “Agreement”) is made as of this 13th day of January, 2010 (“Effective Date”), by and between Vaccinex, Inc., a Delaware corporation, with a place of business at 1895 Mt. Hope Avenue, Rochester, NY, 14620 (“Client”), and Catalent Pharma Solutions, LLC, a Delaware limited liability company, with a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873, USA (“Catalent”).

RECITALS

A. Catalent and its Affiliates hold certain proprietary cell line engineering and gene expression technology for the expression of proteins (“GPEx Technology”), which proteins can be used in drug products;

B. Catalent has, pursuant to that certain Material Transfer and Evaluation Agreement dated February 20, 2007, as amended on August 8, 2008 and July 9, 2009 (collectively, the “Project Document”), developed for Client through the application of the GPEx Technology cell line (including any clonal cell lines derived in whole or in part therefrom, the “GPEx Cell Line”) expressing the Expression Product(s) (as defined below); and

C. Vaccinex and Catalent have entered into that certain Letter of Intent to Contract with Catalent Pharma Solutions, LLC For Mammalian Cell Line Engineering Services dated June 29, 2009 (the “Letter of Intent”), setting forth certain pricing arrangements to apply if and when the parties execute appropriate relevant definitive agreements; and

D. Client wishes to purchase and Catalent is willing to sell the GPEx Cell Line on the terms and conditions set forth below.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1 “Active” means any pharmaceutically active agent, whether chemical or biologic in nature.

1.2 “Affiliate(s)” means, with respect to Client or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, Catalent Pharma Solutions, Inc. (“Catalent Inc.”) and any corporation, firm, partnership or other entity controlled by Catalent Inc. For the purposes of this definition, “control” shall mean the ownership of at least 50% of the voting share capital of an entity or any other comparable equity or ownership interest.

1.3 “Agreement” has the meaning set forth in the introductory paragraph, and includes all its Attachments and other appendices (all of which are incorporated herein by reference) and any amendments to any of the foregoing made as provided herein or therein.

1.4 [***].

1.5 “Catalent” has the meaning set forth in the introductory paragraph, or any successor or permitted assign. Catalent shall have the right to cause any of its Affiliates to perform any of its obligations hereunder, and Client shall accept such performance as if it were performance by Catalent.

1.6 “Catalent Indemnitees” has the meaning set forth in Section 6.2.

1.7 “Client” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.8 “Client Indemnitees” has the meaning set forth in Section 6.1.

1.9 “Contract Manufacturer” means a third party that derives more than fifty percent (50%) of its revenues from performing contract manufacturing services.

1.10 “Combination Product” means any product containing (A) an Active that constitutes at least one Product and (B) one or more other Actives that do not by themselves constitute a Product; whether the Actives described in the foregoing clauses (A) and (B) are combined into a single dose form, comprise more than one dose form packaged and sold together or comprise more than one dose form packaged separately but sold together.

1.11 “Effective Date” has the meaning set forth in the introductory paragraph.

1.12 “Expression Product(s)” means any [***] Attachment A and [***], including the Expression Products [***].

1.13 “GPEx Cell Line” has the meaning set forth in Recital B.

1.14 “GPEx Technology” has the meaning set forth in Recital A.

1.15 “Launch” means the first commercial sale of any Product by Client, its Affiliates, sublicensees or agents anywhere in the world after receipt of Regulatory Approval.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.16 “Net Sales” means, for the measured period, the gross amounts invoiced by Client or its permitted licensees (including its Affiliates) for Products sold or commercially disposed of for value by Client or its permitted sublicensees (including its Affiliates less the following:

[***].

In addition, Net Sales shall include (i) the [***], whether in the form of upfront fees, milestone fees, royalties or otherwise.

Sales of Products between Client and its permitted sublicensees or subcontractors (including its Affiliates) shall be disregarded for the purposes of calculating Net Sales, and in such case Net Sales shall include only subsequent sales by the relevant sublicensee or subcontractor to a third party. Subject to the foregoing sentence, if any Products are sold or disposed of by Client or its permitted sublicensees other than in a bona fide arm’s length sale exclusively for money, then Net Sales for such products shall be deemed to be the price at which Client could have sold such Products in a separate arm’s length transaction to a willing purchaser at the relevant time in the relevant country. For purposes of this Agreement, for purposes of calculating Net Sales, a “sale” shall not include transfers or other distributions or dispositions of a Product (including Combination Products) for sample or testing purposes, research purposes, regulatory purposes, clinical trials, patient assistance programs, charitable purposes or to physicians or hospitals for promotional purposes for which Client receives no compensation.

The amount of any reduction or reversal of any accrual or reserve related to any deduction from the amount invoiced for Products shall be included in Net Sales in the quarter in which such reduction or reversal occurs. All calculations shall be made in accordance with GAAP.

In the case of a Combination Product for which each Active constituting a Product and each of the Actives not constituting Products have established market prices when sold separately, Net Sales shall be determined by multiplying the Net Sales for each such Combination Product by a fraction, the numerator of which shall be the established market price for the Products contained in the Combination Product and the denominator of which shall be the sum of the established market prices for the Products plus the other Actives contained in the Combination Product. When such separate market prices are not established, then the parties shall negotiate in good faith to determine a fair and equitable method of calculating Net Sales for the Combination Product in question. Notwithstanding the foregoing, in no event shall the [***].

1.17 “Pricing Approval” means subsequent to Regulatory Approval, pricing and any relevant reimbursement approval to allow marketing and sales of Product in the given country for which such Regulatory Approval relates.

1.18 “Product” means any product comprising or containing an Expression Product, but does not include the GPEx Cell Line itself.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.19 “Project Documents” has the meaning set forth in Recital B.

1.20 “Purpose” has the meaning set forth in Section 2.1.

1.21 “Regulatory Approval” means any approvals, product and/or establishment licenses, registrations or authorizations, including approvals pursuant to U.S. Investigational New Drug (“IND”) applications, Biologics License Applications (“BLA”), New Drug Applications and Abbreviated New Drug Applications, as applicable (or equivalent non-U.S. filings, such as European marketing authorization applications) of any Regulatory Authorities that are necessary for the development, manufacture, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of Products anywhere in the world, excluding Pricing Approvals.

1.22 “Regulatory Authorities” means the international, federal (including the FDA), state or local governmental or regulatory bodies, agencies, departments, bureaus, courts or other entities in any jurisdiction in the world responsible for (A) the regulation (including pricing) of pharmaceutical or medicinal products intended for human use or (B) health, safety or environmental matters generally.

1.23 “Term” has the meaning set forth in Section 9.1.

ARTICLE 2

SALE AND USE OF CELL LINE

2.1 Contingent Sale. Catalent hereby sells and transfers to Client the GPEx Cell Line; provided, that Client shall use the GPEx Cell Line solely for developing, testing, seeking Regulatory Approvals, including pursuant to an IND (or equivalent non-U.S. filings), for, marketing, and otherwise commercially exploiting Product(s) (the “Purpose”). Such sale is and shall remain contingent upon the continued observance by Client of the terms of this Agreement.

2.2 No License. The sale of the GPEx Cell Line to Client shall not be construed as a license or as permission to (A) independently make or utilize the GPEx Technology or (B) modify or derive portions of the GPEx Cell Line for the development of products other than the Products.

2.3 Tender of GPEx Cell Line. Upon payment of the fee described in Section 3.1(A)(i) by Client to Catalent, Catalent shall make the GPEx Cell Line available to Client EXW (Incoterms 2000) the Catalent site, as follows: within [***] following such payment, Catalent shall tender [***] of the GPEx Cell Line (representing approximately [***] of the agreed quantity) to Client’s designated common carrier; and within [***] following such payment, Catalent shall tender the balance. Title to and risk in the GPEx Cell Line shall pass to [***] when [***]. Catalent shall retain a limited amount of the GPEx Cell Line for [***] following tender of delivery of the second shipment solely as safety stock; and thereafter shall be entitled to destroy such safety stock, unless Client requests Catalent maintain such safety stock, at Client’s expense.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.4 Client Handling. Client shall comply with all applicable laws and regulations, as well as all published governmental guidelines, pertaining to the use, storage, transportation, disposition, containment and other handling of the GPEx Cell Line and all Products. In particular, Client acknowledges that the manufacture, transfer, sale and/or export of the GPEx Cell Line or any Product may require a license or approval from an agency of the United States government. Client shall be solely responsible for obtaining all licenses, permits or authorizations required from the United States and any other government for any manufacture, transfer, sale and/or use of the GPEx Cell Line and any Product, including Regulatory Approvals. To the extent not inconsistent with this Agreement, Catalent agrees to provide Client (at Client’s expense) with such assistance as Client may reasonably request in obtaining such licenses, permits, or authorizations. Such services shall be provided in accordance with a separate service agreement to be agreed upon by the parties.

2.5 Regulatory Authority Submissions. Client and Catalent agree to cooperate in preparing and making any required submissions to any Regulatory Authority in respect of the GPEx Cell Line or Products, including Regulatory Approvals; provided, that Catalent shall not be required to incur any material expense, whether internal or out-of-pocket, in connection therewith, unless otherwise expressly agreed in writing by Catalent in advance. Catalent expressly agrees that Client shall have the right to reference any drug master files maintained by Catalent in the ordinary course of business relating to any Product or GPEx Technology covered by this Agreement insofar as such information is necessary or desirable in connection with obtaining any Regulatory Approval.

2.6 Further Sale or Transfer of GPEx Cell Line. Subject in all cases to the Purpose:

A. To a Purchaser. Client shall have the right to sell, license or transfer its rights to the GPEx Cell Line to any third party, including its Affiliates; provided, that (i) Client provides written notice of such proposed sale, license or transfer to Catalent at least [***] in advance and (ii) such third party agrees in a writing reasonably acceptable to Catalent to assume Client’s obligations under this Agreement, including obligations to make all deferred payments pursuant to Section 3.1. Notwithstanding any such further sale or transfer, Client shall remain liable for non-payment of all such deferred payments.

B. To a Contract Manufacturer. Client shall have the right to transfer the GPEx Cell Line to a Contract Manufacturer; provided, that such party agrees in advance in a writing reasonably acceptable to Catalent not to transfer or make available the GPEx Cell Line or any Product to any party other than Client or Client’s designated recipients.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 3

PAYMENT

3.1 Fees. In consideration for the GPEx Cell Line, provided that Section 3.2 does not apply, if Client has contracted a Contract Manufacturer to produce the applicable Product pursuant to Section 2.6(B), then:

A. Milestone Payments. Client shall pay to Catalent the following milestone fees:

[***]

B. Contingent Sale Fee. Client shall pay to Catalent, on a calendar quarterly basis, a contingent sale fee equal to [***]% of Net Sales [***].

3.2 Fees. In consideration for the GPEx Cell Line, if Vaccinex, its permitted licensees (other than Contract Manufacturers) or Affiliates, owns or operates the facility that is producing the applicable Product:

A. Milestone Payments. Client shall pay to Catalent the following milestone fees:

[***]

B. Contingent Sale Fee. Client shall pay to Catalent, on a [***] basis, a contingent sale fee equal to [***]% of Net Sales [***].

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.3 Annual Maintenance Fees. Client shall pay Catalent an annual fee for Product maintenance services in the amount of [***] dollars ($[***]) per year. Such fees shall be paid within [***] following invoice, which invoice shall be submitted to Client by Catalent upon each anniversary of the Effective Date during the Term, beginning on the first anniversary of the Effective Date.

3.4 Payment Terms. Client shall notify Catalent of the achievement of each milestone set forth in Section 3.1 or 3.2 within [***] following achievement. Such fees shall be paid within [***] following invoice, as directed in the applicable invoice, which invoice shall be submitted to Client by Catalent not later than promptly following receipt of Client’s notification, and shall be non-refundable and non-creditable. For avoidance of doubt, the corresponding payments in Section 3.1 and 3.2 are intended to be in the alternative, so that if Client owes a payment in Section 3.1 with regard to the achievement of a milestone, Client shall have no obligation to make any additional payment with regard to the achievement of the corresponding milestone set forth in Section 3.2 for any Product, and vice versa. In addition, Client shall deliver to Catalent within [***] following the end of each calendar quarter following Launch (i) a written statement setting forth in reasonable detail its calculation of the contingent sale fee set forth in Section 3.1(B) or 3.2(B), if any, due for such most recently completed calendar quarter, including its calculation of Net Sales and all appropriate backup information, and (ii) payment of the contingent sale fee due on such Net Sales. Payments shall be made in United States dollars. If any conversion of foreign currency to United States dollars is required in connection with payments pursuant to Section 3, such conversion shall be made at the exchange rate reported in The Wall Street Journal on the last business day of the quarterly reporting period to which any such payment relates. In the event payment is not received by Catalent on or before the due date, then Catalent may, in addition to any other remedies available at equity or in law, at its option, elect to do any one or more of the following: (A) charge interest on the outstanding sum from the due date (both before and after any judgment) at [***]% per [***] until paid in full (or, if less, the maximum amount permitted by Applicable Laws); and/or (B) terminate this Agreement pursuant to Section 9.3.

3.5 Taxes. All taxes, duties and other amounts assessed (excluding tax based on Catalent’s net income and franchise taxes) in connection with the sale of the GPEx Cell Line to Client hereunder are the responsibility of Client.

3.6 Records; Audit Rights. Client will keep complete and accurate books and records relating to its calculation of Net Sales (including all relevant deductions) and is achievement of the milestone events referred to in Sections 3.1(A) and 3.2(A) for at least [***] after the expiration of the year to which they relate. Upon the written request and not more than [***] per [***], Catalent shall be entitled to audit, or to have an independent accountant audit, such books and records. Client shall provide the auditors with access during normal business hours to appropriate space at Client’s relevant location and to such of the pertinent books and records of Client as may be reasonably necessary to verify the matters in question; provided, that such

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

auditors shall be subject to the obligations of confidentiality at least as strict as those set forth in this Agreement. Prior to disclosing the results of any such audit to Catalent, the auditors shall present Client with a preliminary report of findings and provide Client with an opportunity to respond to any questions raised or issues identified. If an audit discloses an underpayment by Client of any amounts paid pursuant to any provision of this Agreement, such amounts shall be paid to Catalent within [***] after the date Client receives the auditors’ final written report. Any fees and expenses of the audit shall be paid by Catalent unless the audit discloses an understatement by Client of more than [***]% of the aggregate amounts payable pursuant to this Agreement, in which case Client shall bear the responsibility for any such reasonable fees and expenses.

ARTICLE 4

CONFIDENTIALITY AND NON-USE

4.1 Mutual Obligation. Catalent and Client each agrees that it will not use the other party’s Confidential Information except in connection with the performance of its obligations hereunder and will not disclose the other party’s Confidential Information to any third party without the prior written consent of the other party, except as required by law, regulation or court or administrative order; provided, that prior to making any such legally required disclosure, the party making such disclosure shall give the other party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. Notwithstanding the foregoing, each party may disclose the other party’s Confidential Information to any of its Affiliates that (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised of the contents of this Article and (C) agree to be bound by the terms of this Article.

4.2 Definition. As used in this Agreement, the term “Confidential Information” includes all such information furnished by Catalent or Client, or any of their respective representatives or Affiliates, to the other party or its representatives or Affiliates, whether furnished before, on or after the Effective Date and furnished in any form, including written, verbal, visual, electronic or in any other media or manner. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either party, or any of their respective representatives or Affiliates, containing or based in whole or in part on any such information furnished by the other party or its representatives or Affiliates. Confidential Information also includes the existence of this Agreement and its terms.

4.3 Exclusions. Notwithstanding Section 4.2, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, (B) is already known by the receiving party at the time of disclosure as evidenced by the receiving party’s

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

written records, (C) becomes available to the receiving party on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis or (D) was or is independently developed by or for the receiving party without reference to or use of the Confidential Information of the other party as evidenced by the receiving party’s written records.

4.4 No Implied License. Except as expressly set forth in Section 4.1, the receiving party will obtain no right of any kind or license under any Confidential Information of the disclosing party, including any patent application, patent or other intellectual property (including, where Client is the receiving party, the GPEx Technology), by reason of this Agreement. All Confidential Information will remain the sole property of the party disclosing such information or data, subject to Article 5; provided, that Client agrees to allow Catalent to use data obtained by Catalent from its development of the GPEx Cell Line prior to the Effective Date, so long as such data is not identifiable to Client, for marketing and demonstration of the GPEx Technology to third parties.

4.5 Return of Confidential Information. Upon expiration or termination of this Agreement, the party receiving Confidential Information will cease its use and, upon request, within [***] either return or destroy (and certify as to such destruction) all Confidential Information of the other party, including any copies thereof, except for a single copy thereof which may be retained for the sole purpose of determining the scope of the obligations incurred under this Agreement.

4.6 Survival. The obligations of this Article will terminate [***] from the expiration or termination of this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1 Catalent. Catalent represents, warrants and undertakes to Client that:

A. to its knowledge, it has all necessary ownership or rights to use the GPEx Technology the purposes of fulfilling its obligations under this Agreement;

B. it has the lawful right to sell the GPEx Cell Line to Client hereunder; and

C. it has not granted any rights to the GPEx Cell Line that may conflict with the rights granted to Client hereunder.

5.2 Client. Client represents, warrants and undertakes to Catalent that:

A. to its knowledge, its Product or Client’s manufacture, use or sale of any Products for the purposes anticipated by this Agreement, will not infringe, misappropriate or violate any patent, trademark, trade secret, copyright or other intellectual property or other proprietary rights of any third party;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

B. Client shall use the GPEx Cell Line solely for the Purpose and otherwise as set forth herein, and in compliance with all laws; specifically, Client shall not permit the human consumption of any Products, except to the extent such consumption occurs in the course of clinical studies that expressly permit such use and that have been approved by appropriate Regulatory Authorities or following receipt of all necessary Regulatory Approvals for commercial use and sale; and

C. as of the Effective Date, Client intends to file an IND (or equivalent non-U.S. filings) in respect of the Product.

5.3 Limitations. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 6

INDEMNIFICATION

6.1 Indemnification by Catalent. Catalent shall indemnify and hold harmless Client, its Affiliates, and their respective directors, officers, employees and agents (“Client Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) in connection with any suit, demand or action by any third party (“Losses”) arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement or (B) any negligence or willful misconduct by Catalent; except to the extent that any of the foregoing arises out of or results from any Client Indemnitee’s negligence, willful misconduct or breach of this Agreement.

6.2 Indemnification by Client. Client shall indemnify and hold harmless Catalent, its Affiliates, and their respective directors, officers, employees and agents (“Catalent Indemnitees”) from and against any and all Losses arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement, (B) any manufacture, packaging, sale, promotion, distribution by or on behalf of Client of, or use of or exposure to, the GPEx Cell Line or Product, including product liability or strict liability, (C) the conduct of any clinical trials by Client utilizing the Product, or (D) any negligence or willful misconduct by Client; except to the extent that any of the foregoing arises out of or results from any Catalent Indemnitee’s negligence, willful misconduct or breach of this Agreement.

6.3 [***]. Notwithstanding Sections 6.1, 6.2 or any other provision of this Agreement, neither party shall have any obligation to indemnify the other in respect of any claim under or relating to [***].

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.4 Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the party seeking indemnification (A) promptly notifying the indemnifying party of any claim or liability of which the party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent the indemnifying party is prejudiced by such failure, (B) allowing the indemnifying party, if the indemnifying party so requests, to conduct and control the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense), (C) cooperating with the indemnifying party in the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense) and (D) not compromising or settling any claim or liability without prior written consent of the indemnifying party.

ARTICLE 7

LIMITATIONS OF LIABILITY

7.1 EXCEPT IN THE EVENT OF [***], CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED [***].

7.2 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES

ARTICLE 8

INSURANCE

Client shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term: (A) Commercial General Liability Insurance with a per occurrence limit of not less than an amount equivalent to $[***]; (B) Products and Completed Operations Liability Insurance (including coverage for Products used in clinical trials) with a per occurrence limit of not less than an amount equivalent to $[***]; and (C) Workers Compensation and Employers Liability Insurance, with statutory limits for Workers Compensation and Employers Liability limits of not less than an amount equivalent to $[***] per accident The parties hereby acknowledge and agree that Client may self-insure all or any portion of the above-required insurance. Client shall maintain levels of insurance or self insurance sufficient to meet its obligations under this Agreement. In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire Term and for a period of not less than [***] following the expiration or termination of this Agreement. Client shall furnish certificates of insurance evidencing the required insurance policies to Catalent as soon as practicable after the Effective Date and within [***] after renewal of such policies. Each insurance policy that is required under this Agreement shall be obtained from an insurance carrier with an [***].

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 9

TERM AND TERMINATION

9.1 Term. This Agreement shall commence on the Effective Date and continue until terminated in accordance with this Article 5 (the “Term”).

9.2 Voluntary Termination by Client. Client may terminate this Agreement without cause at any time during the Term on [***] prior written notice to Catalent.

9.3 Mutual Termination Rights. Either party may terminate this Agreement immediately without further action if (A) the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within [***], or takes any equivalent or similar action in consequence of debt in any jurisdiction or (B) the other party materially breaches any of the provisions of this Agreement and such breach is not cured within [***] after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of Client to make payments in accordance with the terms of this Agreement, Catalent may terminate this Agreement if such payment breach is not cured within [***] of receipt of notice of nonpayment from Catalent.

9.4 Effect of Termination. Termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such termination. In the event of a termination of this Agreement, (A) Client’s ownership rights in the GPEx Cell Line shall automatically terminate and title thereto shall revert to Catalent, (B) Client shall immediately destroy (and certify such destruction to Catalent) all remaining stores of the GPEx Cell Line in its possession or control, (C) Client shall have a period of no more than [***] to sell any remaining inventories of Products, it being understood that such sales shall remain subject to the terms of this Agreement, including, the obligations set forth in Article 3, and (D) Client shall have no further obligation to pay Catalent any fees set forth under Article 3 except as required pursuant to Section 9.4(C). Upon Client’s request, Catalent shall promptly destroy (and certify such destruction to Client) all remaining stores of the GPEx Cell Line in its possession or control, except that Catalent may retain a reasonable legacy quantity of the GPEx Cell Line solely for archival uses.

9.5 Survival. The rights and obligations of the parties shall continue under Articles 6 (Indemnification), 7 (Limitations of Liability), 10 (Notice), 11 (Miscellaneous); under Articles 4 (Confidentiality and Non-Use) and 8 (Insurance), in each case to the extent expressly stated therein; and under Sections 2.2 (No License), 2.4 (Client Handling), 3.4 (Payment Terms), 3.5

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(Taxes), 3.6 (Records; Audit Rights), 5.3 (Limitations on Warranties), 9.4 (Effect of Termination) and 9.5 (Survival), in each case in accordance with their respective terms if applicable, notwithstanding termination of this Agreement.

ARTICLE 10

NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; (D) upon confirmed receipt of facsimile or email; or (E) when delivered, if sent by express courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To Client:	Vaccinex, Inc. 1895 Mt. Hope Avenue Rochester, NY 14620 Attention: Raymond E. Watkins Senior Vice President & Chief Operating Officer Facsimile: [***] Email: [***]

With a copy to:	Adkins, Plant, Elvins & Black, PLLC 4616 25th Avenue NE, #725 Seattle, WA 98104 USA Attn: Joanna Black Facsimile: [***] Email: [***]

To Catalent:	Catalent Pharma Solutions, LLC 8137 Forsythia Street Middleton, Wisconsin 53562 USA Attention: General Manager Facsimile: [***] Email: [***]

With a copy to:	Catalent Pharma Solutions, LLC 14 Schoolhouse Road Somerset, New Jersey 08873 USA Attn: General Counsel (Legal Department) Facsimile: [***]

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ARTICLE 11

MISCELLANEOUS

11.1 Entire Agreement; Amendments. This Agreement, together with that certain Confidentiality Agreement dated September 3, 2008 between the parties and the Project Documents, constitutes the entire understanding between the parties, and supersedes any contracts, agreements or understandings (oral or written) of the parties, with respect to the subject matter hereof. This Agreement supersedes the Letter of Intent for purposes of the GPEx Cell Line only (and for purposes of no other cell lines developed under the Letter of Intent). No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise expressly provided in this Agreement.

11.2 Captions; Certain Conventions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as “herein”, “hereof’, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular shall include the plural, and vice versa, (D) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (E) the word “or” shall be deemed to include the word “and” (e.g., “and/or”) and (F) references to “Article,” “Section,” “subsection,” “clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment of this Agreement. This Agreement shall be construed as if it were drafted jointly by the parties.

11.3 Further Assurances. The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

11.4 No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

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11.5 Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

11.6 Independent Contractors. The relationship of the parties is that of independent contractors, and neither party will incur any debts or make any commitments for the other party. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.

11.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party’s consent, assign this Agreement to an Affiliate or to a successor to substantially all of the business or assets of the assigning company or the assigning company’s business unit responsible for performance under this Agreement.

11.8 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties named herein and their respective successors and permitted assigns.

11.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, USA, excluding its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

11.10 Alternative Dispute Resolution. If any dispute arises between the parties in connection with this Agreement, such dispute shall be presented to the respective presidents or senior executives of Catalent and Client for their consideration and resolution. If such parties cannot reach a resolution of the dispute, then such dispute shall be resolved by binding alternative dispute resolution in accordance with the then existing commercial arbitration rules of CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017. Arbitration shall be conducted in the jurisdiction of the defendant party.

11.11 Prevailing Party. In any dispute resolution proceeding between the parties in connection with this Agreement, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs in such proceeding from the other party.

11.12 Publicity. Neither party shall make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under applicable laws or by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature

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and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure. In addition, Client shall not use the Catalent name or the names of any of the inventors of the GPEx Technology in any advertising, promotion or sales without the prior written consent of Catalent; provided, that Client may state that the Products have been manufactured utilizing a GPEx Cell Line produced under one or more of the patents and applications comprising the GPEx Technology. Client shall not use Catalent’s name in a manner that could be construed as an endorsement of Client’s Product, including any scientific conclusion as to safety or efficacy.

11.13 [Reserved].

11.14 Force Majeure. Except as to payments required under this Agreement, neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control, including acts of God, regulation or law or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, public utilities or common carriers; provided, that the party seeking relief under this Section shall immediately notify the other party of such cause(s) beyond such party’s reasonable control. The party that may invoke this Section shall use commercially reasonable efforts to reinstate its ongoing obligations to the other party as soon as practicable. If the cause(s) shall continue unabated for [***], then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

11.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

CATALENT PHARMA SOLUTIONS, LLC		VACCINEX, INC.

By:	/s/ Michael E. Jenkins, Ph.D.	By:	/s/ Maurice Zauderer, Ph.D.

Name:	Michael E. Jenkins, Ph.D.	Name:	Maurice Zauderer, Ph.D.

Its:	General Manager	Its:	President & Chief Executive Officer

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ATTACHMENT A: EXPRESSION PRODUCTS

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